Exhibit 99.1

Natus Medical Increases Revolving Credit Facility to $50 Million

SAN CARLOS, Calif. (April 27, 2010) – Natus Medical Incorporated (Nasdaq:BABY) today announced that it has entered into a $50 million revolving credit facility with Wells Fargo Bank, National Association. The credit facility, which matures on April 30, 2012, amends and restates the Company’s existing $25 million credit facility that was scheduled to mature on April 30, 2010.

Jim Hawkins, President and Chief Executive officer of the Company said, “Given that credit markets are still restrictive, we view the increase in our borrowing capacity to $50 million as evidence of the strength of our business. We are pleased to have such a good relationship with Wells Fargo Bank.”

“As we currently have sufficient working capital and believe we will generate positive operating cash flows during the term of the facility, we expect that any borrowings under the credit facility will be used for strategic acquisitions,” added Hawkins.

Additional information concerning changes to the financial covenant ratios, pricing, and other changes to the credit agreement, including a copy of the amended and restated credit agreement, can be found in the Company’s related Form 8-K, that will be filed today with the Securities and Exchange Commission.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and newborn care. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding the strength of the Company’s business and generation of positive operating cash flows. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus’ future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, and risks associated with bringing new products to market and integrating acquired businesses. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus’ annual report on Form 10-K for the year ended December 31, 2009, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

COMPANY CONTACT:

Natus Medical Incorporated

Steven J. Murphy

Chief Financial Officer

(650) 802-0400

InvestorRelations@Natus.com